UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2022, Sterling Bancorp, Inc. (the “Company”), the thrift holding company for Sterling Bank and Trust, F.S.B. (the “Bank”), entered into a Consent Order (the “Consent Order”) with the Office of the Comptroller of the Currency (the “OCC”), resolving the OCC’s formal investigation relating to the Bank’s former residential loan product, marketed as the Advantage Loan Program, and related matters. Under the Consent Order, the Bank has agreed to pay a civil money penalty of $6 million. The civil money penalty will be applied against the previously accrued liability for contingent losses reflected on the Company’s consolidated balance sheet, which amounted to $15 million as of June 30, 2022. The Consent Order represents a full and final settlement of the OCC’s investigation with respect to the Bank.

The foregoing description of the Consent Order is a summary only and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

On September 27, 2022, the OCC notified the Bank that the formal agreement between the Bank and the OCC entered on June 18, 2019 (the “OCC Agreement”) has been terminated. The OCC Agreement primarily related to certain aspects of the Bank’s Bank Secrecy Act/Anti-Money Laundering compliance program and the Bank’s credit administration.

A copy of the Company’s press release announcing the entry into the Consent Order and the termination of the OCC Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Consent Order, dated September 27, 2022
99.1	Company press release dated September 27, 2022
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Karen Knott
Karen Knott
Chief Financial Officer

Date: September 27, 2022